UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☐	Soliciting Material Pursuant to §240.14a-12

CITIZENS INDEPENDENT BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CITIZENS INDEPENDENT BANCORP, INC.

188 WEST MAIN STREET
LOGAN, OHIO 43138

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Citizens Independent Bancorp, Inc. will be held at Olde Dutch Restaurant, 12791 OH-664, Logan, Ohio on Thursday, May 5, 2016 at 7:00 p.m., local time, for the following purposes:

1.	The election of four directors;
2.	To ratify the appointment of Suttle & Stalnaker, PLLC as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2016; and
3.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

As of the date of this Notice, the Board is not aware of any other business to come before the Annual Meeting.

The Board has fixed the close of business on March 18, 2016 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Your Board of Directors recommends that you vote “FOR” the election of each of the director nominees listed in the proxy statement under “PROPOSAL ONE — ELECTION OF DIRECTORS”, and “FOR” the ratification of Suttle & Stalnaker, PLLC under “PROPOSAL TWO — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM”.

In order to expedite the Annual Meeting, Olde Dutch Restaurant will be open from 6:00 p.m. to 7:00 p.m. on May 5, 2016, for advanced registration by shareholders attending the Annual Meeting. You are encouraged to utilize this procedure. This should prevent a delay in the start of the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. Voting instructions are printed on your proxy and included in the accompanying proxy statement.

By Order of the Board of Directors,

Donald P. Wood
Chairman of the Board of Directors

Logan, Ohio
March 22, 2016

CITIZENS INDEPENDENT BANCORP, INC.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Citizens Independent Bancorp, Inc. (“Citizens” or the “Company”), an Ohio corporation, of the accompanying proxy to be voted at the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 5, 2016 at 7:00 p.m., local time, and at any adjournment thereof. The mailing address of the principal executive offices of Citizens is 188 West Main Street, Logan, Ohio 43138; telephone number (740) 385-8561. To obtain directions to attend the Annual Meeting, please contact Investor Relations at (740) 385-1450. This proxy statement, together with the related proxy and Citizens’ 2015 Annual Report to Shareholders, are being mailed to shareholders of the Company on or about April 1, 2016.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

When and Where will the Annual Meeting be Held?

The Annual Meeting will be held on Thursday, May 5, 2016 at 7:00 p.m., local time, at Olde Dutch Restaurant, 12791 OH-664, Logan, Ohio.

Why did I Receive these Proxy Materials?

You have received these proxy materials because the Board is soliciting a proxy to vote your shares at the Annual Meeting. This proxy statement contains information that Citizens is required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and is intended to assist you in voting your shares.

Who may Vote at the Annual Meeting?

The Board has set March 18, 2016, as the “record date” for the Annual Meeting. This means that only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. At the close of business on March 18, 2016, there were 669,754 common shares, no par value, outstanding. Each common share entitles the holder to one vote on each item to be voted upon at the Annual Meeting and there is no cumulative voting.

What is the Difference between Holding Common Shares as a “Shareholder of Record” and as a “Beneficial Owner?”

If your shares are registered directly in your name, you are considered the “shareholder of record” of those shares. Citizens has sent these proxy materials directly to all “shareholders of record.” Alternatively, if your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, which is sometimes called “street name,” then you are the “beneficial owner” of those shares, and these proxy materials were forwarded to you by that organization. The organization holding your shares is the shareholder of record for purposes of voting the shares at the Annual Meeting. As the beneficial owner, you have the right to direct that organization how to vote the common shares held in your account by following the voting instructions the organization provides to you.

How do I Vote?

Shareholders of record may vote on matters that are properly presented at the Annual Meeting in four ways: (i) if you have Internet access, we encourage you to vote on https://www.investorvote.com/CZIN by following instructions on the proxy card; (ii) by telephone at 1-800-652-VOTE (8683); (iii) by completing the accompanying proxy and returning it in the envelope provided; or (iv) by attending the Annual Meeting and casting your vote in person. If you hold your shares in street name, you should follow the voting instructions provided to you by the organization that holds your shares. If you plan to attend the Annual Meeting and vote in person, ballots will be available. If your shares are held in the name of your broker, bank or other shareholder of record, you must bring a legal proxy from the shareholder of record indicating that you were the beneficial owner of the shares on March 18, 2016 in order to vote in person.

How will My Shares be Voted?

Proxies solicited by the Board will be voted in accordance with the directions given therein. If you submit a valid proxy prior to the Annual Meeting, but do not complete the voting instructions, your shares will be voted:

•	“FOR” the election of each director nominee listed under “PROPOSAL ONE — ELECTION OF DIRECTORS”;
•	“FOR” the ratification of Suttle & Stalnaker, PLLC as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2016 under “PROPOSAL TWO — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

Can Other Matters be Decided at the Annual Meeting?

On the date that this proxy statement was printed, Citizens did not know of any matters to be raised at the Annual Meeting other than those included in this proxy statement. If you submit a valid proxy and other matters are properly presented for consideration at the Annual Meeting, then the individuals appointed as proxies will have the discretion to vote on those matters for you.

May I Revoke or Change My Vote?

Yes, proxies may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by:

•	the execution and delivery of a later dated proxy with respect to the same shares;
•	giving notice in writing to William J. Mauck, Board Secretary, Citizens Independent Bancorp, Inc., 188 West Main Street, Logan, Ohio 43138; or
•	notifying William J. Mauck in person at the Annual Meeting.

If your shares are held in street name and you wish to revoke your proxy, you should follow the instructions provided to you by the record holder of your shares. If you wish to revoke your proxy in person at the Annual Meeting, you must bring a legal proxy from the shareholder of record indicating that you were the beneficial owner of the shares on March 18, 2016. Attending the Annual Meeting will not, by itself, revoke your proxy.

Who Pays the Cost of Proxy Solicitation?

The accompanying proxy is solicited by and on behalf of the Board, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation shall be borne by the Company. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, facsimile and electronic mail by directors, officers and employees of Citizens. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of common shares held of record by such persons, and Citizens will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

How Many Common Shares Must be Represented at the Annual Meeting in Order to Constitute a Quorum?

At least 334,878 common shares of Citizens must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a shareholder of record, such as a broker or bank, does not vote on a proposal because it has not received voting instructions from the beneficial owner and does not have discretionary authority to vote on that proposal. A broker may vote in accordance with management’s recommendation, without instructions from you, on routine matters, such as Proposal Two — Ratification of Independent Registered Public Accounting Firm.

What are the Voting Requirements for each Proposal?

PROPOSAL ONE	Under the Company’s Code of Regulations, at all elections of directors, the candidates receiving the greatest number of votes shall be elected. Broker non-votes and proxies marked “WITHHOLD AUTHORITY” will not be counted toward the election of directors or toward the election of individual nominees specified in the proxy and, thus, will have no effect other than that they will be counted for establishing a quorum.
If the accompanying Proxy is signed and dated by the shareholder, but no vote is specified thereon, the common shares held by such shareholder will be voted “FOR” the election of director nominees listed under this Proposal.
PROPOSAL TWO	The proposal to ratify the appointment of the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the common shares present, represented and entitled to vote at the Annual Meeting. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on Proposal Two. Brokers may vote on Proposal Two in accordance with management’s recommendation without instructions from you. Abstentions will be counted as present and entitled to vote for purposes of Proposal Two and, thus, will have the same effect as a vote against Proposal Two.
If the accompanying Proxy is signed and dated by the shareholder, but no vote is specified, the common shares will be voted “FOR” Proposal Two.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON May 5, 2016

This proxy statement, the Form 10-K for the year ended December 31, 2015 and the 2015 Annual Report to Shareholders are available at http://www.tcbol.com/shareholder.

PROPOSAL ONE — ELECTION OF DIRECTORS

Upon approval of the shareholders at the 2014 Annual Meeting, our Board of Directors was divided into three classes with staggered three-year terms. Mr. Fischer was also appointed to the Board for a one-year term at a Board meeting immediately following the 2015 Annual Meeting, increasing our current Board to ten members. At this year’s Annual Meeting, the shareholders will vote on whether to reelect four directors, including Mr. Fischer and one class of directors, all for three-year terms ending in 2019.

The following table sets forth each director nominee’s name, age and length of service:

Name and Age	Company Director Since
Daniel Fischer (55)	2015
Jerry Don Johnson (49)	2013
Michael Shawd (61)	2013
Daniel Stohs (65)	2013

The following table sets forth certain information concerning directors continuing in office:

Name and Age	Company Director Since
Billy Jo King (69)	2013
Corby Leach (43)	2014
Robert Lilley (71)	2013
William J. Mauck (69)	2013
Robert Carl Wolfinger, Jr. (65)	2013
Donald P. Wood (71)	2012

NOMINEES FOR ELECTION OF DIRECTORS
(CLASS I — TO BE ELECTED FOR TERM EXPIRING AT 2019 ANNUAL MEETING)

Daniel C. Fischer was appointed Chief Executive Officer and President of the Company and Bank in January 2015 and director of the Company in May 2015. Mr. Fischer is a veteran bank executive. Most recently, Mr. Fischer was Sales Manager for Wells Fargo Home Mortgage in Cincinnati, Ohio from February 2012 to December 1, 2014. Prior to that, he was a Vice President with Union Savings Bank of Cincinnati, Ohio from April 1, 2011 to February 17, 2012. His other experience includes holding positions as Chairman, President and CEO of Urban Trust Bank in Lake Mary, Florida; Executive Vice President of Regional Banking at Associated Bancorp in Green Bay, Wisconsin; Dayton District President for Key Bank; and Senior Vice President of Retail Banking for Fifth Third Bank in Cincinnati, Ohio. Mr. Fischer has a B.S. degree in business and communications from Syracuse University, Syracuse, New York. Mr. Fischer’s 30 years of experience in the banking industry, over 15 years serving as a senior executive and familiarity with the Company and the Bank contribute valuable banking and leadership insight to the Board.

Jerry Don Johnson is a retired local business owner of Fancy Plants landscaping from 1985 to 2010. He is currently a landscape designer and consultant for Southern Pines Nursery, an employee at The Dress Code and manages his family farm. He has served on several local boards and clubs including Hocking County Children Services, Logan-Hocking School District Advisory, Hocking Valley Community Hospital Foundation, Hocking County Community Improvement Corporation and Logan-Hocking Chamber of Commerce. Mr. Johnson’s 29 years of experience as a small business owner and his involvement in the community provide the Board with valuable insight into Citizens’ customers and community.

Michael J. Shawd has been the owner of the Goddard-Shawd Insurance Agency of Barlow, Ohio since 1993. The independent insurance agency serves the local market in Washington County and adjoining counties. Mr. Shawd previously worked as a loan review officer for Bank One N.A., loan reviewer for J.S. Barefoot & Associates and as a bank examiner for the State of Ohio Division of Banks. He has a B.S./B.A. from The Ohio State University. Mr. Shawd’s experience in bank loan review and as a banking examiner provide critical banking oversight and compliance experience to the Board.

Daniel J. Stohs is a self-employed attorney and former accountant in the Logan area. He also is a managing member of Rempel Partner, LLC (operator of Midwest Glassware Outlet) since 2005 and former shareholder and former board member of Olde Dutch Restaurant. He currently serves as a member of the City of Logan Board of Zoning Appeals. He has a B.A. of Social Sciences from The Ohio State University and is a graduate of The Ohio State University Moritz College of Law. Mr. Stohs’ long experience living and working in the area along with his professional expertise as an accountant and lawyer provide the Board with oversight skills, knowledge of the region and business experience.

DIRECTORS CONTINUING IN OFFICE
(CLASS II — TERM EXPIRING AT 2017 ANNUAL MEETING)

Robert L. Lilley has had a private law practice in Logan since 1973. He has served as an assistant attorney general for the Ohio Attorney General’s Office, an acting municipal court judge and the City of Logan law director and is an Army veteran. Mr. Lilley is also a member of the Logan-Hocking Board of Health and Logan Rotary Club and is a trustee and president of the Brighten Your Future Foundation. He is a graduate of The Ohio State University Moritz College of Law and has a B.F.A. from Ohio University. Mr. Lilley’s professional expertise and long term active involvement in the community are valuable assets to the Board.

Robert C. Wolfinger, Jr. is the treasurer of the City of Lancaster and served as senior vice president of National City Bank, where he was employed for 36 years. He received his bachelor’s degree from Ohio University and is a banking school graduate of Rutgers University. He has served on several boards in the Fairfield County area, including Lancaster Area Community Improvement Corporation, Ohio University Alumni Association, Lancaster Festival, Inc., Fairfield County Economic Development Committee, Lancaster Port Authority, Fairfield Medical Center and Lancaster-Fairfield Chamber of Commerce. Mr. Wolfinger’s banking and finance experience provides the Board with additional banking regulatory and financial insights.

Donald P. Wood has owned and operated his own business for 28 years. He is the chair and CEO of Don Wood, Inc., automobile businesses in the Logan and Athens areas. His 16 years of banking experience includes serving as the district president of Bank Ohio’s Cambridge/Zanesville area in 1983, before becoming lead assistant director for branch administration of Florida National Bank in 1985. He served on the board of directors of WesBanco, Inc. from November 2007 until February 2012. Mr. Wood is a University of Rio Grande board member, past board chair and past president. He also served as the president of the Hocking College Foundation Board. He joined Citizens as Board of Directors Chairman, President and CEO in 2012. He has an advanced degree in banking from the American Institute of Banking. Mr. Wood received an honorary master’s degree and honorary doctorate from the University of Rio Grande. Mr. Wood’s experience as a senior level banking officer, a successful entrepreneur and a leader in various roles in regional institutions provides valuable banking and leadership knowledge for the Board.

(CLASS III — TERM EXPIRING AT 2018 ANNUAL MEETING)

Billy Jo King retired after 41 years as manager of The King Lumber Co. in Logan and has been the owner of Georgian Manner Bed & Breakfast since October 2002. He is a Navy veteran and received a B.S. degree from The Ohio State University in marketing and industrial production. Mr. King served on the Kachelmacher Memorial Trust fund for 23 years and is an original board member of The Village Mountain Mission, which builds houses and conducts medical clinics in the Dominican Republic. He also serves on the board of the Hocking County Historical Society. Mr. King’s lifelong association with the area as a small business owner provides a unique perspective on the needs and challenges of local businesses to the Board.

Corby Leach has been a State Farm insurance agent of Corby Leach Insurance Agency, Inc. in Logan since July 2000. He previously worked for five years as a State Farm auto claim representative. Mr. Leach is a second-term board member of the Logan-Hocking School District Board of Education. He has a Bachelor of Music Education from The Ohio State University and is a graduate of the Leadership Development Program, where he studied and developed leadership and accountability skills. Mr. Leach’s leadership training and active involvement in the community furnish a distinctive point of view to the Board.

William J. Mauck is a General Electric retiree after 26 years of service, most recently as Logan Glass Plant manager and Circleville Lamp Plant manager. During his time with GE, he contributed in all areas of manufacturing including non-union and union relations, staffing, quality improvement programs, budgeting and compliance. He also is a Vietnam Army veteran and member of Kline Memorial United Methodist Church. He has a B.S. in Science from the University of Iowa. Mr. Mauck’s strong ties with the community and career in management provide enhanced understanding of general management concerns and valuable community relations for the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
EACH OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

The Board of Directors — Independence

The Boards of Directors of the Company and its wholly-owned subsidiary, The Citizens Bank of Logan (the “Bank”) are currently comprised of ten members. In 2015, the Board of Directors affirmatively determined that all of the directors listed below are “independent directors” under the current listing standards of the NASDAQ.

Jerry Don Johnson	William J. Mauck
Billy Jo King	Michael Shawd
Robert Lilley	Daniel Stohs
Corby Leach	Robert Carl Wolfinger, Jr.

The only current directors of the Company who have not been deemed independent by the Board are Daniel C. Fischer and Donald P. Wood.

In assessing the independence of directors, the Board of Directors considered the business relationships between Citizens and its directors or their affiliated businesses, other than ordinary banking relationships. Where business relationships other than ordinary banking relationships existed, the Board determined that none of the relationships between Citizens and their affiliated businesses impaired the directors’ independence because the amounts involved were immaterial to the directors or to those businesses when compared to their annual income or gross revenues.

Related Party Transactions

The Board is responsible for reviewing and overseeing the procedures designed to identify “related party” transactions that are material to the Company’s consolidated financial statements or otherwise require disclosure under applicable laws and rules adopted by the SEC, and the Board has the authority to approve such “related party” transactions. In addition, as of December 31, 2015, each director and executive officer of the Company must complete a Director and Officer Questionnaire that requires disclosure of any transaction, arrangement or relationship with the Company or the Bank during the last fiscal year in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest. Any transaction, arrangement or relationship disclosed by a director or executive officer in the questionnaire is reviewed and considered by the Board in making independence determinations with respect to directors and resolving any conflicts of interest that may be implicated.

During the Company’s 2015 fiscal year, the Bank entered into banking-related transactions in the ordinary course of business with certain executive officers and directors of the Company (including certain executive officers of the Bank), members of their immediate families and corporations or organizations with which they are affiliated. It is expected that similar transactions will be entered into in the future. All loans made to directors and executive officers (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Citizens; and (iii) did not involve more than the normal risk of collectability or present other unfavorable features. The outstanding principal balance of loans to directors, executive officers, and principal shareholders of the Company (including certain executive officers of the Bank) and their associates as a group at December 31, 2015, was $158,000. As of the date of this Proxy Statement, all of these loans were performing loans.

During 2015, the Company renegotiated an existing promissory note in which it had previously borrowed $5.0 million from WLPM LLC, an Ohio limited liability company. Alan Stockmeister, a holder of over 5% of the Company’s outstanding stock and the brother-in-law of one of the Company’s current directors, Michael Shawd, is a managing member of WLPM LLC. The promissory note had an annual interest rate of 8.0%, a portion of which was paid by the Company each month, and a maturity date of December 31, 2015. In February 2015, the note was split into two pieces, a $2.3 million portion, held by Mr. Stockmeister, and a $2.7 million piece held by other members of WLPM LLC (“Note A”). The $2.3 million Stockmeister piece was subsequently replaced by a $1,644,546.60 note paying 6.00% interest and due August 4, 2021 (“Note B”) and 28,675 shares of the Company’s common stock. Terms of Note A were unchanged. The Company made payments of $400,000 in interest for the year ended December 31, 2014 and $185,000 in interest for the year ended December 31, 2015 on the WLPM note. In addition to monthly principal payments from available cash, in September 2015, the Company made a principal payment of $1.0 million on Note A and in December 2015, the Company retired Note A with a final principal payment of $1.4 million. Interest payments through the end of 2015 on Note B held by Mr. Stockmeister were approximately $100,000 with no principal due. The Board reviewed this arrangement and concluded that it was not inconsistent with the Company’s best interests and did not constitute a conflict of interest.

Board Meetings; Annual Meeting Attendance

The Board oversees our business and affairs and monitors the performance of management. The Board of Directors of the Company met 14 times during 2015. Meetings of the Board of Directors of the Company and the Board of Directors of the Bank were held jointly on 12 of those occasions. Each director attended at least 75% of the total number of meetings of the Board of Directors since their appointments.

It is the policy of the Board to encourage all directors to attend the Annual Meeting of Shareholders. All of the Company’s directors serving at that time attended the 2015 Annual Meeting of Shareholders.

Board Leadership Structure and Oversight of Enterprise Risk

The Board has no policy regarding the need to separate or combine the offices of Chairman of the Board and Chief Executive Officer. Instead the Board of Directors remains free to make this determination from time to time in a manner that seems most appropriate for the Company. The positions of Chairman of the Board and Chief Executive Officer are currently held by different persons. The Board believes that having a separate Chairman allows the Chief Executive Officer, Mr. Fischer, to focus on the day-to-day management of the Company while enabling the Board to maintain an independent perspective on the activities of the Company and executive management. The Chairman of the Board presides over meetings of the Board, presides over annual meetings of shareholders, consults and advises the Board and its committees on the business and affairs of Citizens, and performs other responsibilities as may be assigned by the Board from time to time. The Board believes that its leadership structure has created an environment of open, efficient communication between the Board and management, enabling the Board to maintain an active, informed role in risk management by being able to monitor and manage those matters that may present significant risks.

The Board is actively involved in the oversight and management of risks that could affect the Company. The Board regularly reviews reports from management on areas of material risk to the Company including operational, financial, legal, regulatory and strategic risks. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of both management and the Board also have responsibility for risk management.

Committees of the Board of Directors

The Board of Directors conducts its business through meetings of the Board and the following committees of the Company and the Bank: (i) Audit Committee; (ii) Executive/Loan Committee; (iii) Compensation, Personnel/Corporate Governance and Nominating Committee; and (iv) ALCO (Asset and Liabilities) Committee. Each committee meets on a regular basis and reports its deliberations and actions to the full Board of Directors. Each of the committees has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the committee in its work. The following table identifies the Company’s standing committees and their respective members as of December 31, 2015. All members of each committee, except Mr. Wood and Mr. Fischer, are independent in accordance with NASDAQ listing standards. Current charters for each of the Board of Directors’ committees are available for review at http://www.tcbol.com/policies_and_charters.

Director	Executive/ Loan Committee	Audit Committee	Compensation, Personnel/ Corporate Governance and Nominating Committee	ALCO Committee
Daniel C. Fischer	X			X
Donald P. Wood	X*
Jerry Don Johnson			X
Billy Jo King			X	X
Corby Leach		X		X
Robert Lilley	X		X*
William J. Mauck		X
Michael Shawd	X	X*
Daniel Stohs	X			X*
Robert Carl Wolfinger, Jr.	X
Number of Meetings in fiscal 2015	8	6	2	4

*	Denotes Chairman

Audit Committee

The Company has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the Audit Committee is to assist the Board in its oversight of the Company’s financial statements and oversee compliance with legal and regulatory requirements. During the fiscal year ended December 31, 2015, the Audit Committee met periodically to examine and approve the audit report prepared by the Company’s independent registered public accounting firm, to review and appoint the independent registered public accounting firm to be engaged by the Company and to review the Company’s internal audit function. The Audit Committee also provides guidance on the Company’s risk management policies, including reporting, key credit risks, market risks, and steps taken by management to monitor and mitigate such risks. In addition, the Audit Committee oversees procedures for the receipt, retention and treatment of complaints on accounting and auditing. All committee members are deemed “independent,” as such term is defined for audit committee members under applicable NASDAQ listing standards. The Board has determined that Michael Shawd has the attributes listed in the definition of “audit committee financial expert” set forth in Item 407(d)(5)(ii) of Regulation S-K and in the NASDAQ listing requirements. The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed periodically by the Audit Committee and the Board of Directors to ensure the scope of the charter is consistent with the Audit Committee’s expected role.

Executive/Loan Committee

The Executive and Loan Committee consists of the Chairman of the Board and the Chairman from each of the Audit, ALCO, Loan and Compensation, Personnel/Corporate Governance and Nominating committees, and a member at large. The purpose of the Executive Committee is to exercise, during the intervals between the meetings of the Board, and except as otherwise provided in the Company’s Regulations, all the power and authority of the Board in the management of the property, affairs and business of the Company. On a monthly basis, the committee is responsible for approving, denying or revising proposals for loans or amendments to loans that are above the authority of the Officers Loan Committee, advising the Board in setting the strategic direction for the Bank’s lending operations and assisting the Board in fulfilling its oversight functions as it pertains to lending, credit and loan servicing programs.

Compensation, Personnel/Corporate Governance and Nominating Committee

The Compensation, Personnel/Corporate Governance and Nominating Committee (the “Compensation and Nominating Committee”) is responsible for establishing and administering policies governing (a) the Board’s organization, membership and function, (b) procedures and criteria for evaluating the suitability of director nominees, (c) committee structure, membership and operations, (d) succession planning for executive officers of the Company, (e) the Company’s Corporate Governance Policy, (f) compensation of the Company’s executive officers, including the Named Executive Officers, (g) oversight of personnel matters and (h) other matters relating to compensation, personnel, corporate governance and the rights and interests of the Company’s shareholders. The Compensation and Nominating Committee operates under a written charter that establishes the Committee’s responsibilities. The Compensation and Nominating Committee and the Board review the charter periodically to ensure the scope of the charter is consistent with the Compensation and Nominating Committee’s expected role.

The Compensation and Nominating Committee nominates directors to be voted on at the annual meeting and recommends nominees to fill any vacancies on the Board of Directors. Individuals who are nominated for election to the Board must possess certain minimum qualities, including personal integrity, demonstrated achievement, and a general appreciation and understanding of the major issues facing financial companies of a size and operational scope similar to the Company.

The Compensation and Nominating Committee believes that each nominee and current member of the Board possesses a strong and unique set of skills, qualities, and experiences, which gives the Board as a whole, competence and experience in a wide range of areas, including banking industry experience, executive management, accounting and finance, government and community experience and leadership, corporate governance, and board service.

It is the policy of the Compensation and Nominating Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the Board of Directors. The Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Board does not perceive a need to increase in size. In order to avoid the unnecessary use of the Board of Directors’ resources, the Board will consider only those director candidates recommended in accordance with the procedures set forth in Section 2.03 of the Regulations. Pursuant to this section, nominations for the election of directors at an annual meeting, other than those made by or on behalf of the existing Board of Directors of the Company, must be made in writing and must be received by the President of the Company not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, such nomination shall be delivered to the President of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification must contain the following information:

•	the name and address of each nominee;
•	the principal occupation of each nominee;
•	the total number of shares of capital stock of the Company that will be voted for each proposed nominee;
•	the name and residence address of the notifying shareholder; and
•	the number of shares of capital stock of the Company beneficially owned by the notifying shareholder.

All director nominees for the Company are subject to approval by the Federal Reserve Bank of Cleveland. All directors for the Bank are subject to the approval of the Federal Deposit Insurance Corporation and the Ohio Division of Financial Institutions.

ALCO Committee

The Bank’s ALCO (asset liability) committee is responsible for overseeing the asset/liability (interest rate risk) position, liquidity and funds management as well as investment portfolio functions of the Bank. The committee members are familiar with the regulatory environment of the Bank and the Chairman of the committee has financial expertise. The committee performs any tasks as it determines necessary and appropriate to fulfill their responsibilities. The qualifications of persons to serve on the committee are determined by the Board.

Directors’ Compensation

Meetings of the Board of the Company and the Board of the Bank are held regularly each month. In 2015, the directors of the Bank were paid $18,000 per year in cash for their service as directors and an additional fee of $250 for Board or committee participation or special assignments. Effective January 1, 2016, the directors of the Bank began receiving fees of $24,000 per year in cash and will not be paid any additional fee for Board or committee participation, or special assignments. Directors do not receive compensation for their service on the Company’s Board.

The following table sets forth for the fiscal year ended December 31, 2015 certain information as to the total compensation we paid to the Company’s directors other than Messrs. Wood and Fischer. Compensation paid to Messrs. Wood and Fischer for their service as directors is included in “Executive Compensation —  Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Jerry Don Johnson	22,000	0	22,000
Billy Jo King	23,000	0	23,000
Corby Leach	24,000	0	24,000
Robert Lilley	24,000	0	24,000
William J. Mauck	23,500	0	23,500
Michael Shawd	24,500	0	24,500
Daniel Stohs	24,500	0	24,500
Robert Carl Wolfinger, Jr.	23,250	0	23,250

Code of Ethics

We have adopted a Code of Ethics that applies to all directors, officers and employees of the Company and its subsidiaries.

Communications with the Board of Directors

The Board of Directors provides a process for shareholders to send written communications to the Board or any of the directors. Shareholders should address such written communications to the Board of Directors (or an individual director), c/o William J. Mauck, Citizens Independent Bancorp, Inc., 188 West Main Street, Logan, Ohio 43138. All written communications will be forwarded to the entire Board or the individual directors, as applicable, without any screening.

EXECUTIVE OFFICERS

The executive officers of the Company are elected by the Board of Directors of the Company at the annual meeting of the Board of Directors and hold office until the next annual meeting of the Board of Directors or until their successors are chosen and qualify. The following information is supplied for certain of the Company’s and the Bank’s current executive officers.

Name and Age	Position with Bank	Position with Company	Executive Officer Since
Daniel C. Fischer (55)	CEO and President	CEO and President	2015
James V. Livesay (63)	Chief Financial and Accounting Officer	Chief Financial Officer	2013

Mr. Fischer’s background information is set forth above under “Nominees for Election of Directors.”

James V. Livesay was appointed Chief Financial and Accounting Officer of the Bank in September 2013 and Chief Financial Officer of the Company in November 2013. Prior to joining the Bank, Mr. Livesay previously was Controller at United Midwest Savings Bank near Columbus, Ohio for a period of nearly nine years. Previous assignments included Manager of Investment Operations at Fifth Third Bank in Cincinnati, Ohio from January 2002 to April 2003 and Vice President and Manager of Finance and Accounting of the Treasury Division at Huntington Banks in Columbus, Ohio from 1987 to January 2002. A CPA, Mr. Livesay earned a Bachelor of Mechanical Engineering at The Ohio State University and a Masters degree in Finance and Accounting at the University of Chicago. Mr. Livesay is a graduate of the Stonier Graduate School of Banking.

Compensation of Executive Officers

Compensation of Employees.  The Named Executive Officers, as identified in the Summary Compensation Table, were compensated by the Bank for their positions as officers of the Bank. Officers and employees of the Bank are compensated based on a number of merit-based factors. Our executive officers also received other benefits, such as reimbursement of certain fees and expenses. We do not maintain any equity based compensation plans.

Base Salary.  Base salary represents the primary component of annual compensation paid to the Bank’s executive officers. When recommending an executive officer’s salary within the pay range established by peer group comparison data, the Compensation and Nominating Committee primarily considers the executive officer’s job performance and contribution to the objectives of the Company. These factors are determined in the subjective judgment of the Compensation and Nominating Committee for the Chief Executive Officer and with the benefit of performance reviews and salary recommendations by the Chief Executive Officer for other executive officers of the Company and the Bank. In addition, the Compensation and Nominating Committee also considers local and national economic conditions and future business prospects of the Bank in setting base salary levels.

Discretionary and Performance Bonuses.  The Bank occasionally awards discretionary cash bonuses to its executive officers to attract new executive officers, to reward exceptional job performance, or to address special circumstances. Discretionary bonuses are awarded on a limited basis and are not contemplated or anticipated when setting annual compensation for the Bank’s executive officers. Mr. Fischer’s employment agreement provides that in addition to his annual salary, Mr. Fischer may receive a bonus of up to $30,000 in January 2016 and thereafter may receive a yearly performance bonus not to exceed 25% of his base salary. Such bonus awards are subject to the discretion of the Board based upon certain yearly performance bonus goals and objectives mutually agreed upon by the Board and Mr. Fischer.

Compensation Pursuant to Employee Benefit Plans.  We maintain a 401(k) plan that matches 100% of the first 3% contributed by employees and 50% of the next 2% contributed. The plan is a Safe Harbor plan in that both employee and employer contributed funds are immediately vested and available to the employee. We also maintain health, life and accidental death & dismemberment insurance as well as both short and long term disability insurance. Further, the Company has purchased life insurance policies on certain key executives. The Company owned life insurance is recorded at its cash surrender value, or the amount that can be realized.

Supplemental Executive Retirement Plan.  On October 27, 2015, the Bank adopted the Citizens Bank of Logan Supplemental Executive Retirement Plan (the “SERP”) for Mr. Fischer. The SERP entitles Mr. Fischer to 120 equal monthly payments of the Accrued Liability Balance upon his termination. The SERP is an unfunded, unsecured promise to pay benefits. The Employment Agreement provided that Mr. Fischer would receive an annual deferred compensation amount of not less than $25,000 each year in the SERP. Mr. Fischer’s interest in the SERP vests at the rate of 20% per year, with full vesting occurring on December 31, 2019; provided, however, that Mr. Fischer becomes fully vested in the SERP upon a change of control (as defined in his Employment Agreement described below) and that there is a separate, lesser lump sum payment provided in lieu of termination benefits until Mr. Fischer is fully vested in the SERP.

Pension Plan.  The Company offered a defined benefit retirement plan to eligible personnel employed prior to December 2009, when the plan was frozen for both new participants and the accrual of additional benefits. As of December 31, 2015, 29 current and former employees are due benefits from the plan with a projected liability of $1.4 million and required additional funding of $46,298. Management believes that a plan has been put in place to ensure the pension plan is fully funded over the next ten years.

Employment and Change of Control Agreement

On October 27, 2015, Citizens and the Bank entered into an Employment Agreement with Mr. Fischer that provides for a base salary of not less than $189,650 and Mr. Fischer’s ability to receive during the term of the Employment Agreement a performance bonus as described above. The Employment Agreement entitles Mr. Fischer to a relocation bonus of $33,750 if certain terms are met, the SERP, and a car allowance. Mr. Fischer agreed to purchase $25,000 worth of Citizens stock within 12 months of the execution of the Employment Agreement. Upon the completion of the purchase, Citizens agreed to grant Mr. Fischer one share of restricted stock for every two shares of stock he purchased, which stock will vest in 3 equal installments, beginning on the grant date.

Under the Employment Agreement, Mr. Fischer’s employment may be terminated by the Company for Cause, Disability (both as defined in the agreement), or death. The Employment Agreement also may be terminated at any time by either party without cause upon 30 days’ prior written notice. Mr. Fischer is not entitled to any further payments under the Employment Agreement other than any accrued salary and benefits less any amounts owed to the Company (the “net accrued benefits”) if he terminates his employment or if the Company terminates it for Cause, Death or Disability. If his employment is terminated by the Company without Cause on or before December 31, 2016, Mr. Fischer is entitled to three months’ salary, and if such a termination occurs after December 31, 2016, he is entitled to six months’ salary.

The Employment Agreement includes covenants regarding non-competition, non-solicitation and non-disclosure, which covenants extend for a period of one year after the termination of Mr. Fischer’s employment.

On October 27, 2015, the Bank also entered into a Change of Control Agreement with Mr. Fischer. Mr. Fischer’s change of control agreement provides that if he is terminated without cause within six months after a change of control over the Bank or Company, he would receive severance payments to be calculated as follows:

•	For termination on or prior to December 31, 2016, Mr. Fischer’s then current salary would continue for 24 months after termination;
•	For termination after December 31, 2016 and before December 31, 2017, Mr. Fischer’s then current salary would continue for 24 months after termination, and he would receive his target bonus for the year in which he is terminated; and
•	For termination after December 31, 2017, Mr. Fischer’s then current salary would continue for a period of 24 months after termination, and he would receive his target bonus for the year in which he is terminated and the following year.

Change of control is defined as any of the following events: acquisition of or power to vote more than fifty percent of the voting stock of the Bank or Company; merger or consolidation of the Bank or Company with or into another corporation; or merger of another corporation into the Bank or Company, provided that less than 50 percent of the total voting power of the Bank or Company remains with its former shareholders. Severance payments provided under the above agreements are mutually exclusive. In the event that Mr. Fischer is entitled to receive severance under the change of control agreement, the Company has no obligation to pay him any further amounts.

Consulting Agreements

The Company and Daniel C, Fischer entered into a consulting agreement effective December 1, 2014. The consulting agreement provided that Mr. Fischer, pending regulatory approval of his petition to assume the duties of President and CEO of the Bank, would assist Mr. Wood in developing a strategic plan and direction for the Company. Mr. Fischer received $3,673 per week and was reimbursed all reasonable expenses incurred until the consulting agreement was concluded on January 21, 2015.

Tax Considerations

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a limitation is placed on the tax deductibility of executive compensation paid by publicly-held corporations for individual compensation to certain executive officers in excess of $1,000,000 in any taxable year. No executive officer of the Company received compensation during the Company’s 2015 fiscal year that would be non-deductible under Section 162(m).

SUMMARY COMPENSATION TABLE

The following table summarizes compensation for the Company’s chief executive officer, including any interim chief executive officer serving in such capacity during the last fiscal year, and the two most highly compensated executive officers, referred to collectively as the “Named Executive Officers,” for the fiscal years ended December 31, 2015 and 2014:

Name & Principal Position	Year	Salary ($)		All Other Compensation ($)	Total ($)
Daniel C. Fischer, President & Chief Executive Officer	2015	242,208		17,931	260,139
Donald P. Wood Chairman, Former Interim President & Chief Executive Officer	2015	11,866	(1)	30,000	41,866
	2014	61,424		37,750	99,174
James V. Livesay Chief Financial and Accounting Officer	2015	115,192		0	115,192
	2014	114,237		0	114,237

(1)	Payments made in connection with Mr. Wood’s service as interim President and CEO until Mr. Fischer’s appointment on January 21, 2015.

All Other Compensation Table

Name	Year	401(k) Match ($)	Auto Allowance/ Use of Company Owned Vehicle ($)	Consulting Fees	Board Fees ($)	Total ($)
Daniel C. Fischer, President & Chief Executive Officer	2015	0	6,177	11,754	0	17,931
Donald P. Wood Chairman, Interim President & Chief Executive Officer	2015	0	0	0	30,000	30,000
	2014	0	0	12,000	25,750	37,750

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common shares by: (1) each of our directors, (2) each executive officer named in the Summary Compensation Table (the “Named Executive Officers”), (3) all the directors and executive officers of the Company as a group as of March 18, 2016, and (4) each person, group or entity known to us to own beneficially more than 5% of our outstanding common shares.

Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person possesses sole or shared voting or investment power and options that are currently exercisable or exercisable within 60 days. The ownership information of each director and officer, as the case may be, is based upon our records with respect to beneficial ownership. Except as otherwise indicated in the footnotes to this table, we believe that the beneficial owners of common shares listed below have sole investment and voting power with respect to their shares.

The table lists applicable percentage ownership based on 669,754 common shares outstanding as of March 18, 2016. Unless otherwise noted, (i) the address for each shareholder listed below is the same as our address, and (ii) all shares are owned solely by the individual.

	Number of Shares		Percent of Class
Donald P. Wood	15,938		2.38%
Daniel Fischer	0			*
Jerry Don Johnson	11,910	(1)	1.78%
Billy Jo King	4,776	(2)		*
Corby Leach	10,358	(3)	1.55%
Robert Lilley	7,299	(4)	1.09%
James V. Livesay	375	(5)		*
William J. Mauck	3,226	(6)		*
Michael Shawd	3,131	(7)		*
Daniel Stohs	11,153	(10)	1.67%
Robert Carl Wolfinger, Jr.	2,000	(8)		*
All current directors and executive officers as a group (11 persons)	70,166	(9)	10.46%
Alan Stockmeister 213 Redondo Drive Jackson, Ohio 45640	57,643		8.61%
Edward F. Kilbarger FBO Kilbarger Construction 450 Gallagher Avenue/POB 946 Logan, Ohio 43138	48,600		7.26%

*	Less than 1% of the outstanding shares.
(1)	All shares are jointly held by Mr. Johnson and his spouse.
(2)	Includes 1,194 shares held by Mr. King directly, 1,194 shares held by his daughter and 1,592 shares held by his grandchildren. Includes 796 shares which Mr. King may acquire through the exercise of warrants.
(3)	Includes 10 shares jointly held by Mr. Leach and his spouse, 7,762 shares allocated to Mr. Leach’s Roth IRA and 2,586 shares allocated to his spouse’s Roth IRA.
(4)	Includes 5,737 shares held by Mr. Lilley directly, and 1,562 shares held by his Spouse’s trust for which Mr. Lilley is the trustee.
(5)	Includes 375 shares held by Mr. Livesay directly.
(6)	Includes 1 share owned by Mr. Mauck directly and 3,225 shares held jointly by Mr. Mauck and his spouse.
(7)	Includes 1 share held by Mr. Shawd directly, and 3,130 shares held by Mr. Shawd’s SEP IRA.
(8)	Includes 2,000 shares held by Mr. Wolfinger directly.

(9)	Includes 796 shares which current directors and executive officers may acquire through the exercise of warrants.
(10)	Includes 1 share held by Mr. Stohs directly, 7,125 shares held by Mr. Stohs’ Roth IRA, and 4,027 shares held by Mr. Stohs’ SEP IRA

PROPOSAL TWO — RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Suttle & Stalnaker, PLLC (“Suttle”) to be the Company’s independent registered public accounting firm for the 2016 fiscal year. The Audit Committee has decided to submit the appointment of Suttle to the shareholders for ratification as a matter of good corporate governance and because of the important role of the Company’s independent registered public accounting firm in reviewing the quality of the Company’s financial statements. A representative of Suttle will be present at the Annual Meeting to respond to shareholders’ questions and will have the opportunity to make a statement if he or she so desires.

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to ratify the appointment of Suttle as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Even if the appointment of Suttle is ratified by the shareholders, the Audit Committee could decide to terminate the engagement of Suttle and to engage another independent registered public accounting firm if the Audit Committee, in its discretion, were to determine that such action is necessary or desirable. If the appointment of Suttle is not ratified, the Audit Committee will reconsider the appointment (but may decide to maintain the appointment).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
THE SHAREHOLDERS VOTE “FOR” PROPOSAL TWO.

Fees Paid to Independent Registered Public Accounting Firms

Fees billed for services rendered by Suttle for each of the years ended December 31, 2015 and 2014 were as follows:

	2015	2014
Audit Fees	$120,400	$97,100
Audit-Related Fees	$0	0
Tax Fees	$8,250	$5,500
All Other Fees	$0	0
Total	$128,650	$102,600

Audit Fees represent fees for professional services rendered by Suttle in connection with the integrated audit of the Company’s annual consolidated financial statements, statutory audits, reviews of the unaudited interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and other services provided in connection with statutory and regulatory filings or engagements.

Tax Fees represent fees relating to customs and tax compliance matters.

All of the services rendered by Suttle to the Company and its subsidiaries during 2015 and 2014 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Company’s management is responsible for the Company’s internal controls and financial reporting process. Citizens’ independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees Citizens’ internal controls and financial reporting process on behalf of the Board of Directors.

In fulfilling its oversight responsibilities with respect to the Company’s audited financial statements for the year ended December 31, 2015, the Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements with management;
•	discussed with Suttle, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and
•	received the written disclosures and the letter from Suttle required by applicable requirements of the Public Company Accounting Oversight Board regarding Suttle’s communications with the Audit Committee concerning independence, and has discussed with Suttle its independence.

The Audit Committee meets with the independent registered public accounting firm, both with and without the presence of management and the internal accountants, to discuss the results of their examination audit, their evaluation of any significant deficiencies or material weaknesses in Citizens’ internal controls noted during the course of their audit, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in Citizens’ Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Commission. The Audit Committee has approved, subject to shareholder ratification, the selection of Suttle as the Company’s independent registered public accounting firm.

THE AUDIT COMMITTEE:
Michael Shawd, Chair
William J. Mauck
Corby Leach

SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Any qualified shareholder who desires to present a proposal for consideration at the 2017 Annual Meeting of Shareholders must submit the proposal in writing to the Secretary of the Company. To be eligible for inclusion in the Company’s notice of meeting, proxy statement, and proxy card relating to the 2017 Annual Meeting, a proposal must be received by the Secretary of the Company no later than November 22, 2016. Upon receipt of a shareholder proposal, the Company will determine whether or not to include the proposal in the proxy materials in accordance with applicable SEC rules.

The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board of Directors. If a shareholder intends to present a proposal at the 2017 Annual Meeting and does not notify the Secretary of the Company of the proposal on or before February 15, 2017, the proxies solicited by the Board of Directors for use at the 2017 Annual Meeting may be voted on the proposal in the event it is presented at the meeting, without any discussion of the proposal in the Company’s proxy materials.

ANNUAL REPORT ON FORM 10-K

The Company will provide without charge to any shareholder, upon written request, a copy of the Company’s Annual Report on Form 10-K, including financial statements and schedules thereto, required to be filed under the Exchange Act for the Company’s fiscal year ended December 31, 2015. Such written request should be directed to William J. Mauck, Citizens Independent Bancorp, Inc., 188 West Main Street, Logan, Ohio 43138.

REPORTS TO BE PRESENTED AT THE ANNUAL MEETING

The Company’s Annual Report for the year ended December 31, 2015, containing financial statements for such year and the signed opinion of Suttle & Stalnaker, PLLC, independent registered public accounting with respect to such financial statements will be presented at the Annual Meeting. The Company’s Annual Report is not to be regarded as proxy soliciting material, and the Company’s management does not intend to solicit any action from the shareholders with respect to such Annual Report.

OTHER MATTERS

The Board is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board.

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SUBMIT YOUR PROXY PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH TO DO SO.

BY ORDER OF THE BOARD OF DIRECTORS

Donald P. Wood
Chairman of the Board of Directors

Logan, Ohio
March 22, 2016

Citizens Independent
Bancorp, Inc.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 5, 2016.

Vote by Internet

- Go to **www.investorvote.com/CZIN**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. The election of four (4) directors for terms expiring in 2019:

	For	Withhold		For	Withhold		For	Withhold
01 - Daniel Fischer	☐	☐	02 - Jerry Don Johnson	☐	☐	03 - Michael Shawd	☐	☐
04 - Daniel Stohs	☐	☐						

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Citizens Independent Bancorp, Inc.

Revocable Proxy — Citizens Independent Bancorp, Inc.

PROXY FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS

This Proxy is solicited on Behalf of the Board of Directors of Citizens Independent Bancorp, Inc.

The undersigned shareholder hereby constitutes and appoints Donald P. Wood and William J. Mauck, and each of them, as proxy of the undersigned, with full power to cast votes at the Annual Meeting of Shareholders of Citizens Independent Bancorp, Inc. to be held at The Olde Dutch Restaurant, 12791 OH-664, Logan, Ohio 43138, at 7:00 p.m. local time, on Thursday, May 5, 2016.

I hereby grant the proxies the authority to vote and exercise their discretion as to any other business which may be properly brought before the Annual Meeting, or any adjournment therefore, and to sign as my representative agent and proxy as the number of common shares of the Company that I am entitled to vote at the Annual Meeting. If the ballot is not marked, such proxies are authorized to and will vote the common shares represented by this Proxy FOR the election of the nominees to the Board of Directors listed and FOR the ratification of the appointment of Suttle & Stalnaker, PLLC. All former proxies are hereby revoked. The undersigned hereby acknowledges receipt of the Proxy Statement of the Company dated March 22, 2016.

IF VOTING BY MAIL, PLEASE COMPLETE, SIGN, AND DATE ON REVERSE SIDE OF THIS CARD.